UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2018

MMA Capital Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01        Completion of Acquisition or Disposition of Assets

Between December 18, 2018, and December 20, 2018, MMA Capital Management, LLC (the “Company”) entered into a series of transactions with affiliates of Bank of America Corporation (all such affiliates are collectively referred to hereinafter as  “BAC”),  including the Company’s total return swap (“TRS”) counterparty that included: i) the termination of fifteen (15) TRS agreements that had a total notional amount of $102.6 million; ii) the sale of one (1) multi-family tax-exempt bond and one (1) subordinate certificate interest in a multi-family tax-exempt bond with an aggregate unpaid principal balance (“UPB”) of $10.8 million; and iii) the termination of a pay-fixed interest rate swap that had a notional amount was $65.0 million (these transactions are collectively referred to hereinafter as the “December Transactions”).  Additionally, during the first week of January 2019, the Company expects to enter into agreements with BAC to sell one (1) multi-family tax-exempt bond and one (1) subordinate certificate interest in a multi-family tax-exempt bond with an aggregate expected UPB of $8.5 million (the “January Transaction” and together with the December Transactions, the “Transactions”).

Upon the final settlement of the December Transactions, which is anticipated to be completed by December 27, 2018, the Company will receive total net payments of $14.1 million, plus accrued interest.  The portion of net proceeds to be received from the December Transactions that is attributable to the Company’s TRS and other bond interests reflects the realization of a 5.0% premium above the UPB of such TRS and bond interests, which was $111.0 million as of the dates on which the Company entered into each of the December Transactions.

The December Transactions were entered into, and the January Transaction is expected to be entered into, at prices that are based upon indications of fair value that, consistent with the Company’s historical valuation policies, were measured based upon an assessment of expected future cash flows and market yields.

Upon final settlement of the Transactions, the termination of TRS agreements with a combined notional value of $49.5 million will be accounted for as a sale of the bonds referenced in such agreements and the repayment of asset-related debt while the termination of the balance of the TRS agreements, which had a combined notional value of $53.1 million, will be accounted for as the final net cash settlement of derivative instruments.  Further, the Company will also report the conveyance of tax-exempt bonds as a sale of such investments, while the termination of the interest rate swap will result in the reduction of its carrying value in the Consolidated Balance Sheets based upon the termination payment received related to such agreement.

Based upon the foregoing, upon the final settlement of the December Transactions, the Company will: i) derecognize $53.9 million of Investments in debt securities; ii) derecognize $42.0 million of Debt, iii) derecognize $2.3 million of Other Assets; iv) derecognize $0.1 million of Other Liabilities, iv) increase Cash and cash equivalents by $14.1 million and v) reclassify $16.9 million of net holding gains on bond investments from Accumulated Other Comprehensive Income into the Consolidated Statements of Operations as a component of Net gains on bonds, resulting in minimal net impact on common shareholders’ equity in consideration of the net change in the fair value of the impacted bond investments, TRS and terminated interest rate swap between September 30, 2018 and the execution dates of the December Transactions.  The final settlement of the January Transaction is expected to be reported in the first quarter of 2019 in a similar manner as the December Transactions.  In this regard, upon the settlement of the January Transaction, the Company expects to: i) derecognize the carrying value of the underlying bond investments associated with the January Transaction; ii) derecognize the carrying value of corresponding Debt, iii) increase Cash and cash equivalents by the amount of net proceeds received from the January Transaction and iv) reclassify the carrying value of net holding gains on the subject bond investments from Accumulated Other Comprehensive Income into the Consolidated Statements of Operations as a component of Net gains on bonds.  The January Transaction is not expected to have an impact on the Company’s Other assets or Other liabilities.

Item 7.01        Regulation FD

The Transactions will reduce the UPB and fair value of all of the bonds in which the Company had an economic interest, including bonds in which the Company acquired an economic interest through TRS agreements (such bonds and TRS agreements are hereinafter referred to collectively as the “Bond Portfolio”).  In this regard, Table 1 provides key metrics related to the Bond Portfolio at September 30, 2018, while Table 2 provides a pro forma presentation of Table 1 by adjusting its reported amounts for the impact of an assumed final settlement of the Transactions on September 30, 2018.  Information in Table 2 has been presented for illustrative and informational purposes and should not be taken as a representation of the Company’s Bond Portfolio in future reporting periods or as of the end of the current reporting period.

Table 1

	As Reported at September 30, 2018 (Unaudited)
	Unpaid
	Principal						Wtd. Avg.	Number	Number of
	Balance	Fair	Wtd. Avg.		Wtd. Avg.		Debt Service	of	Multifamily
(dollars in thousands)	("UPB")	Value	Coupon		Pay Rate (4)		Coverage (5)	Bonds	Properties
Total multifamily tax-exempt bonds (1)	$187,176	$200,368	6.42	%(3)	6.27	%(3)	1.20x	25	20
Infrastructure bonds (2)	$26,825	$21,576	6.75%		6.75%		0.60x	2	N/A
Total Bond Portfolio	$214,001	$221,944	6.47	%(3)	6.33	%(3)	1.12x	27	20

(1)

Includes nine bonds with a combined UPB and fair value of $70.3 million and $74.1 million, respectively, that were financed with TRS agreements that had a combined notional amount of $71.6 million and that were accounted for as derivatives at September 30, 2018.  The Bond Portfolio also includes eight bonds with a combined UPB and fair value of $81.0 million and $85.5 million, respectively, that were financed with TRS agreements that had a combined notional amount of $81.5 million and where the transfer of underlying bond investments was accounted for as a secured borrowing.

(2)

On October 30, 2018, the Company agreed to restructure its two infrastructure bond investments into a single tax-exempt bond with a UPB of $27.2 million, a coupon of 6.30% and a contractual term of 30.1 years.  See Notes to Consolidated Financial Statements – Note 17, “Subsequent Events,” in the Company’s Quarterly Report for the period ending September 30, 2018 (the “Quarterly Report”) for more information on the restructuring.

(3)

Excludes the effects of subordinated cash flow bonds.  If the Company had included the effects of subordinated cash flow bonds in the determination of these amounts, the weighted average coupon for total multifamily tax-exempt bonds and for the total bond portfolio would have been 6.44% and 6.48%, respectively, at September 30, 2018, and the weighted-average pay rate for total multifamily tax-exempt bonds and for the total bond portfolio would have been 6.05% and 6.14%, respectively, at September 30, 2018.

(4)	Reflects cash interest payments collected as a percentage of the average UPB of corresponding bond investments for the preceding 12 months at September 30, 2018.
(5)

Calculated on a rolling 12-month basis using property level information as of the prior quarter-end for those bonds with must pay coupons that are collateralized by multifamily properties or incremental tax revenues in the case of infrastructure bonds.

Table 2

	Pro Forma Summary of Table 1 Adjusted for the Transactions (Unaudited)
	Unpaid
	Principal						Wtd. Avg.	Number	Number of
	Balance	Fair	Wtd. Avg.		Wtd. Avg.		Debt Service	of	Multifamily
(dollars in thousands)	("UPB")	Value	Coupon		Pay Rate (3)		Coverage (4)	Bonds	Properties
Total multifamily tax-exempt bonds (5)	$67,327	$74,563	6.69	%(2)	6.22	% (2)	1.14x	11	7
Infrastructure bonds (1)	$26,825	$21,576	6.75%		6.75%		0.60x	2	N/A
Total Bond Portfolio	$94,152	$96,139	6.71	%(2)	6.39	%(2)	0.97x	13	7

(1)

On October 30, 2018, the Company agreed to restructure its two infrastructure bond investments into a single tax-exempt bond with a UPB of $27.2 million, a coupon of 6.30% and a contractual term of 30.1 years.  See Notes to Consolidated Financial Statements – Note 17, “Subsequent Events,” in the Quarterly Report for more information on the restructuring.

(2)

Excludes the effects of subordinated cash flow bonds.  If the Company had included the effects of subordinated cash flow bonds in the determination of these amounts, the weighted average coupon for total multifamily tax-exempt bonds and for the total bond portfolio would have been 6.70% and 6.72%, respectively, at September 30, 2018, and the weighted-average pay rate for total multifamily tax-exempt bonds and for the total bond portfolio would have been 5.61% and 5.94%, respectively, at September 30, 2018.

(3)	Reflects cash interest payments collected as a percentage of the average UPB of corresponding bond investments for the preceding 12 months at September 30, 2018.
(4)

Calculated on a rolling 12-month basis using property level information as of the prior quarter-end for those bonds with must pay coupons that are collateralized by multifamily properties or incremental tax revenues in the case of infrastructure bonds.

(5)

Includes two bonds with a combined UPB and fair value of $17.7 million and $18.8 million, respectively, that were financed with TRS agreements that had a combined notional amount of $18.3 million and that were accounted for as derivatives at September 30, 2018.  The Bond Portfolio also includes three bonds with a combined UPB and fair value of $28.3 million and $30.0 million, respectively, that were financed with TRS agreements that had a combined notional amount of $31.8 million and where the transfer of underlying bond investments was accounted for as a secured borrowing.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements often include words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could,” and similar words or expressions and are made in connection with discussions of future events and future operating or financial performance.

Forward-looking statements reflect our management’s expectations at the date of this Current Report regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Current Report. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2017 (“2017 Annual Report ”), filed with the United States Securities and Exchange Commission to which reference is hereby made.

Readers are cautioned not to place undue reliance on forward-looking statements in this Current Report or that we may make from time to time, and to consider carefully the factors discussed in Part I, Item 1A. “Risk Factors” of the 2017 Annual Report in evaluating these forward-looking statements. We do not undertake to update any forward-looking statements contained herein, except as required by law.

Item 9.01Exhibits

10.1	Press Release dated December 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

December 21, 2018	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President